UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             October 26, 2011

RESOURCES CONNECTION, INC.

Delaware (State or other jurisdiction	0-32113 (Commission	33-0832424 (IRS Employer
of incorporation)	File Number)	Identification No.)

17101 Armstrong Avenue, Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code                                                                                                                                (714) 430-6400

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Resources Connection, Inc.’s (the "Company") Annual Meeting of Stockholders (the "Meeting") was held on October 26, 2011.   As of the record date of August 29, 2011, there were 44,156,136 shares of Common Stock outstanding and entitled to vote.  Of this amount, 42,327,811 shares, representing approximately 96% of the number of shares outstanding and entitled to vote were represented in person or by proxy constituting a quorum.  Set forth below are the results from the proposals presented for a stockholder vote at the meeting.

Proposal 1:  To elect three directors to serve for a term expiring at the Company’s annual meeting in 2014:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Robert F. Kistinger	38,583,307	705,770	3,038,735
Jolene Sarkis	37,408,234	1,880,843	3,038,735
Anne Shih	38,577,548	711,529	3,038,735

Proposal 2:  To ratify the appointment of PricewaterhouseCoopers LLP, as the Company’s independent registered public accounting firm for fiscal year 2011:

Votes For	Votes Against	Abstain	Broker Non-Votes
39,985,412	2,338,105	4,294	0

Proposal 3:  To approve, in an advisory (non-binding) vote, the compensation of the named executive officers:

Votes For	Votes Against	Abstain	Broker Non-Votes
35,783,461	3,457,525	48,090	3,038,735

Proposal 4:  Non-binding advisory vote on the frequency of say-on-pay votes:

Annually	Every Two Years	Every Three Years	Abstain	Broker Non-Votes
29,707,495	649,993	8,923,116	8,472	3,038,735

Item 8.01 Other Events.

 On October 26, 2011, the board of directors of Resources Connection, Inc. (“Resources” or “the Company”) declared a regular quarterly dividend of $.05 per share on the Company’s common stock.  The dividend is payable on December 21, 2011, to stockholders of record at the close of business on November 23, 2011.  The Company’s board of directors will assess and approve future dividends quarterly.

Item 9.01 Financial Statements and Exhibits.

(c)           Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release entitled “Resources Global Professionals Announces Dividend Payment Date,” issued November 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCES CONNECTION, INC.

Date: November 1, 2011
By: /s/ Donald B. Murray

Donald B. Murray
Chief Executive Officer